UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 14, 2016, Hartman Short Term Income Properties XX, Inc. (the “Company”), through its operating partnership, Hartman XX Limited Partnership, entered into a contract of sale agreement with Village Pointe Investors, L.P., for the acquisition of Village Pointe Shopping Center, a neighborhood shopping center comprising approximately 54,246 square feet located in San Antonio, Texas.  The aggregate purchase price for Village Pointe Shopping Center is $7,100,000, exclusive of closing costs.  The Company intends to assign the contract of sale agreement to a to-be-formed special purpose entity suitable for joint venture ownership and operation of the property with one or more affiliates of the Company

The acquisition of Village Pointe Shopping Center is subject to customary conditions to closing, including the absence of a material adverse change to the property prior to the acquisition date.  Pursuant to the terms of the contract of sale agreement and without regard to permitted extensions of time to close, the expected closing date is December 8, 2016.  There is no assurance that the Company will close the acquisition of Village Pointe Shopping Center on the terms described above or at all.

The material items of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Contract of Sale, dated as of October 14, 2016 by and between Village Pointe Investors, L.P. and Hartman XX Limited Partnership

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: October 20, 2016	By:	/s/ Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Contract of Sale, dated as of October 14, 2016 by and between Village Pointe Investors, L.P. and Hartman XX Limited Partnership